UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021

Advantage Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38990	83-4629508
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

18100 Von Karman Avenue, Suite 1000
Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 797-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ADV	The NASDAQ Stock Market LLC
Warrants to purchase Class A common stock	ADVWW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2021, the Compensation Committee (“Committee”) of the Board of Directors (the “Board”) of Advantage Solutions Inc. (the “Company”) recommended to the Board, and on January 5, 2021 the Board approved, the grant of performance restricted stock units with respect to our Class A common stock (“PSUs”) to Tanya Domier (our Chief Executive Officer) under the Advantage Solutions Inc. 2020 Incentive Award Plan (the “Plan”). On January 4, 2021, the Committee approved grants of PSUs to Brian Stevens (our Chief Financial Officer and Chief Operating Officer) and Jill Griffin (our President and Chief Commercial Officer) under the Plan. The PSUs are the first grants made to our named executive officers under the Plan and are a component of their annual compensation for 2021. The PSUs are with respect to the following number of shares: 662,500 (Ms. Domier); 300,000 (Mr. Stevens); and 300,000 (Ms. Griffin). Subject to the achievement of certain performance conditions based on the Company’s Adjusted EBITDA and Revenues and the recipient’s continued service to the Company, the PSUs are scheduled to vest over a three-year period from the date of grant and may vest from 0% to 150% of the number of shares set forth in the immediately preceding sentence. The PSUs are subject to the provisions of the form of award agreement attached hereto as exhibit 99.1.

On January 4, 2021, the Committee also approved a grant of restricted stock units with respect to our Class A common stock (“RSUs”) to Ms. Griffin with respect to 125,000 shares. Subject to Ms. Griffin’s continued service to the Company, the RSUs are scheduled to vest 50% on each of January 4, 2022 and 2023 and are subject to the provisions of the form of award agreement attached hereto as exhibit 99.2.

Item 8.01 Other Events.

On January 5, 2021, the Board approved the grant of RSUs to certain of its directors (Ronald E. Blaylock, Beverly Chase, Virginie Costa and Elizabeth Munoz) with respect to 10,356 shares each. The grants were made in accordance with the Company’s Non-Employee Director Compensation Policy, as amended, which was approved by the Board on December 18, 2020, and is attached hereto as exhibit 99.3. The RSUs are scheduled to vest on the earlier of the one-year anniversary of the date of grant or the day immediately preceding the date of the first annual meeting of the Company’s stockholders occurring after the date of grant and are subject to the provisions of the form of award agreement attached hereto as exhibit 99.4.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Form of Performance Restricted Stock Unit Award Agreement under the Advantage Solutions Inc. 2020 Incentive Award Plan

99.2	Form of Restricted Stock Unit Award Agreement (Employees) under the Advantage Solutions Inc. 2020 Incentive Award Plan

99.3	Advantage Solutions Inc. Non-Employee Director Compensation Policy

99.4	Form of Restricted Stock Unit Award Agreement (Non-Employee Directors) under the Advantage Solutions Inc. 2020 Incentive Award Plan

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2021

ADVANTAGE SOLUTIONS INC.

By:	/s/ Brian Stevens
Brian Stevens
Chief Financial Officer and
Chief Operating Officer